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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
Versicor Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VERSICOR	Versicor, Inc. 34790 Ardentech Court Fremont, California 94555

NOTICE OF ANNUAL MEETING

Dear Stockholder:

    On Thursday, June 7, 2001, Versicor Inc. will hold its 2001 Annual Meeting of Stockholders at the corporate headquarters of Versicor Inc. The meeting will begin at 1:00 p.m.

    Only stockholders who owned stock at the close of business on April 16, 2001 can vote at this meeting or any adjournments that may take place. At the meeting we will:

  1.
  Elect two Directors to the Board of Directors;

  2.
  Ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for 2001; and

  3.
  Attend to other business properly presented at the meeting.

Your Board of Directors recommends that you vote in favor of the two proposals outlined in this proxy statement.

    At the meeting we will also report on Versicor's 2000 business results and other matters of interest to stockholders.

    The approximate date of mailing for this proxy statement and card(s) is May 7, 2001.

                      By Order of the Board of Directors,

                      /s/ GEORGE F. HORNER III

                      George F. Horner III
                      President and Chief Executive Officer
                      April 25, 2001

i

QUESTIONS AND ANSWERS

1.
Q:  What may I vote on by proxy?
A:
(1)  The election of nominees to serve on the Board of Directors; and
(2)
The ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for 2001.

2.
Q:  How does the Board recommend I vote on the proposals?

A:
The Board recommends a vote FOR each of the nominees and FOR the ratification of PricewaterhouseCoopers LLP as independent auditors for 2001.

3.
Q:  Who is entitled to vote?

A:
Stockholders as of the close of business on April 16, 2001 (the Record Date) are entitled to vote at the Annual Meeting.

4.
Q:  How do I vote?

A:
Complete, sign and date each proxy card you receive and return it in the prepaid envelope. You have the right to revoke your proxy at any time before the meeting by:
(1)
notifying the Secretary of Versicor in writing;
(2)
voting in person; OR
(3)
returning a later-dated proxy card.

5.
Q:  Who will count the votes?

A:
Representatives of American Stock Transfer & Trust Company will count the votes and act as the inspector of election.

6.
Q:  Is my vote confidential?

A:
Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to American Stock Transfer & Trust Company and are handled in a manner that protects your voting privacy. Your vote will not be disclosed except: (1) as needed to permit American Stock Transfer & Trust Company to tabulate and certify the vote; (2) as required by law; or (3) in limited circumstances such as a proxy contest in opposition to the Board. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

7.
Q:  What shares are included on the proxy card(s)?

A:
The shares on your proxy card(s) represent ALL of your shares. If you do not return your proxy card(s), your shares will not be voted.

8.
Q:  What does it mean if I get more than one proxy card?

A:
If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, American Stock Transfer & Trust Company.

9.
Q:  How many shares can vote?

A:
As of the Record Date, April 16, 2001, 23,068,169 shares of common stock, the only voting securities of Versicor, were issued and outstanding. Every stockholder of common stock is entitled to one vote for each share held.

10.
Q:  What is a "quorum"?

A:
A "quorum" is a majority of the outstanding shares entitled to vote. They may be present or represented by proxy. For the purposes of determining a quorum, shares held by brokers or nominees will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. These shares are called "broker non-votes." Abstentions will be counted as present for quorum purposes and for the purpose of determining the outcome of any matter submitted to the stockholders for a vote. However, abstentions do not constitute a vote "for" or "against" any matter and will be disregarded in the calculation of a plurality.

11.
Q:  What is required to approve each proposal?

A:
A quorum must have been established in order to consider any matter. To elect directors, the two candidates for director who receive the most votes will become directors of Versicor. To ratify the appointment of auditors, a majority of the shares represented at the meeting, either in person or by proxy, must be voted in favor of the auditors.

    Any shares that are considered broker non-votes with respect to a particular matter will be treated as not present and not entitled to vote with respect to that matter, even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters.

12.
Q:  How will voting on any other business be conducted?

A:
Although we do not know of any business to be considered at the 2001 Annual Meeting other than the proposals described in this proxy statement, if any other business is presented at the Annual Meeting, your signed proxy card will give authority to each of George F. Horner III and Dov A. Goldstein, M.D. to vote on such matters at their discretion.

13.
Q:  When are the stockholder proposals for the 2002 Annual Meeting due?

A:
All stockholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to Dov A. Goldstein, M.D., Vice President, Finance and Chief Financial Officer, Versicor Inc., 34790 Ardentech Court, Fremont, California 94555 by December 25, 2001. Any proposal received after this date will be considered untimely. Each proposal must comply with applicable law and our Bylaws. A stockholder proposal (other than in respect of a nominee for election to the Board of Directors) to be presented at the next annual meeting of stockholders but not submitted for inclusion in the proxy statement will be considered untimely under the SEC's proxy rules if received after February 23, 2002.

14.
Q:  Can a stockholder nominate someone to be a director of Versicor?

A:
Yes. Nominations for the Board of Directors may be made at an annual meeting or a special meeting called for the election of directors. Nominations by stockholders must be made between March 8, 2002 and April 8, 2002 to be included in the proxy statement for the 2002 annual stockholders' meeting.

15.
Q:  How much did this proxy solicitation cost?

A:
Versicor hired American Stock Transfer & Trust Company to assist in the distribution of proxy materials and solicitation of votes for part of the normal monthly fee of $1,000 plus estimated out-of-pocket expenses of $2,000. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

PROPOSALS YOU MAY VOTE ON

1.
Election of Directors

  There are two nominees for election this year. Detailed information on each nominee, along with information on the other continuing directors, is provided at pages 4 and 5. Versicor does not expect any of the nominees to become unavailable to stand for election, but should this happen, the Board will designate a substitute. Proxies voting on the original nominee will be cast for the substitute.

  We currently have nine authorized directors. The directors are divided into three classes with three directors in each class. Each newly elected director will serve a three year term. The three directors whose terms expire this year are Messrs. Barberich, Leschly and McConnell. Mr. McConnell resigned from the Board of Directors in December 2000 as a result of the change in his investing focus from healthcare to telecommunications. We have decided not to replace his seat on the Board.

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THESE DIRECTORS.

2.
Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Accountants

  The Audit Committee has recommended, and the Board has approved, the appointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as our independent accountants for 2001. PricewaterhouseCoopers has served as our independent accountants since 1996. They have unrestricted access to the Audit Committee to discuss audit findings and other financial matters. Representatives of PricewaterhouseCoopers will attend the Annual Meeting to answer appropriate questions. They also may make a statement if they so desire.

  Audit services provided by PricewaterhouseCoopers during 2000 included an audit of Versicor's financial statements and consultation on various tax and accounting matters.

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS' APPOINTMENT AS INDEPENDENT ACCOUNTANTS FOR 2001.

THE BOARD OF DIRECTORS

Nominees for Directors

    The following table sets forth certain information regarding the nominees for election to the Board of Directors for a three-year term.

Name	Age	Principal Occupation/Position Held with Versicor	Director Since
Timothy J. Barberich	53	Chairman and Chief Executive Officer of Sepracor Inc.	1995
Mark Leschly	32	Managing Director of Rho Management Company, Inc.	1997

    Timothy J. Barberich.  Mr. Barberich has served as a member of our Board of Directors since May 1995 and currently serves on our Compensation Committee. From 1984 to October 1999, he served as Chief Executive Officer, President and Director of Sepracor Inc. Prior to forming Sepracor in 1984, Mr. Barberich spent ten years at Millipore Corporation where he held a variety of marketing, sales and general management positions. Mr. Barberich is also a director of two publicly traded Sepracor spin-off companies, HemaSure Inc. and BioSphere Medical Inc.

    Mark Leschly.  Mr. Leschly has served as a member of our Board of Directors since 1997 and he currently serves on our Compensation Committee. Since 1999 he has served as a managing director of Rho Management Company, Inc., a New York based international investment management firm. From 1995 to 1999, Mr. Leschly was a general partner at Healthcare Ventures. Prior to joining Healthcare Ventures, he worked at McKinsey & Company. He is a member of the board of directors of Diversa and a number of private companies.

Continuing Directors

    The following table sets forth certain information about the directors whose terms do not expire this year.

Name	Age	Principal Occupation/Position Held with Versicor	Director Since
David V. Milligan, Ph.D.	60	Chairman of the Board	1997
George F. Horner III	56	President and Chief Executive Officer	1996
James H. Cavanaugh, Ph.D.	64	President of Healthcare Ventures, LLC	1999
Lori F. Rafield, Ph.D.	46	General Partner of Patricof & Co. Ventures	1999
Christopher T. Walsh, Ph.D.	57	Professor, Harvard Medical School	1998
Richard J. White, Ph.D.	58	Executive Vice President and Chief Scientific Officer	1998

    David V. Milligan, Ph.D.  Dr. Milligan has served as Chairman of our Board of Directors and has been a member of our scientific advisory board since 1997. From 1979 to 1996, he served in several executive positions at Abbott Laboratories, most recently as Senior Vice President and Chief Scientific Officer from 1994 to 1996. Dr. Milligan is chairman of the board of directors of Caliper Technologies Inc. and serves as a member of the board of directors of ICOS Corporation, Collabra Pharma, Maxia Pharmaceuticals and Reliant Pharmaceuticals. He also serves on the University of California, Berkeley and Princeton University Chemistry Department Advisory Boards. In addition, Dr. Milligan is a Vice President with Bay City Capital, a San Francisco-based merchant bank.

    George F. Horner III.  Mr. Horner has served as President and Chief Executive Officer and a member of our Board of Directors since 1996. Prior to joining Versicor, Mr. Horner was Corporate

Vice President of Ligand Pharmaceuticals from 1993 to 1995. He also served in a number of executive positions during his 17 years at Abbott Laboratories from 1976 to 1993, including Vice President, Abbott International; President, Canada; Regional Director, Latin America; General Manager, Mexico; General Manager, Southern Africa Region; and Regional Manager, Southeast Asia. From 1967 to 1976, Mr. Horner served in a number of sales and product management positions at E.R. Squibb, Inc.

    James H. Cavanaugh, Ph.D.  Dr. Cavanaugh has served as a member of our Board of Directors since 1999 and currently serves on our Audit Committee. Since 1989, he has served as President of Healthcare Ventures, LLC based in Princeton, New Jersey. Prior to joining Healthcare Ventures, Dr. Cavanaugh was President of SmithKline and French Laboratories-U.S., the domestic pharmaceutical division of SmithKline Beecham Corporation, as well as President of Allergan International. Dr. Cavanaugh served as Staff Assistant to President Nixon for Health Affairs and then as Deputy Director, Domestic Council. Under President Ford, he was Deputy Assistant to the President for Domestic Affairs and then, Deputy Chief of the White House Staff. Dr. Cavanaugh currently serves on the Board of Trustees of the National Committee for Quality Health Care, the National Center for Genome Resources and a Trustee Emeritus of the California College of Medicine. He is a member of the board of directors of Diversa Corporation, MedImmune, Inc. and 3-Dimensional Pharmaceuticals, Inc., and is non-executive Chairman of Shire Pharmaceuticals Group PLC. He is a past Director of the Pharmaceutical Research and Manufacturers Association.

    Lori F. Rafield, Ph.D.  Dr. Rafield has served as a member of our Board of Directors since 1999 and she is currently serving on our Audit and Compensation Committees. Since 1999, she has served as General Partner of Patricof & Co. Ventures, and was a principal from 1998 to 1999. From 1996 to 1997, Dr. Rafield was a principal at Robertson Stephens, Inc., an investment banking firm. From 1992 to 1995, she was an affiliate at Institutional Venture Partners. She is a member of the board of directors of Zymogenetics and Optimize, Inc.

    Christopher T. Walsh, Ph.D.  Dr. Walsh has served as a member of our Board of Directors since 1998 and currently serves on our Audit Committee. Since 1991, he has served as the Hamilton Kuhn Professor of Biological Chemistry and Molecular Pharmacology at the Harvard Medical School. He was the President of the Dana-Farber Cancer Institute from 1992 to 1995. From 1987 to 1995 he served as the Chairman of the Department of Biological Chemistry and Molecular Pharmacology at the Harvard Medical School. Dr. Walsh is a member of the scientific advisory boards for Caliper Technologies Inc., Dyax, Epix Medical, KOSAN Biosciences and Millennium Pharmaceuticals. He is a member of the board of directors of Transform Pharmaceuticals and KOSAN Biosciences. He has also held various positions at Massachusetts Institute of Technology, including the Chairman, Chemistry Department and has served on the editorial boards of various scientific publications.

    Richard J. White, Ph.D.  Dr. White has served as Executive Vice President, Chief Scientific Officer and a member of our Board of Directors since 1998. He joined Versicor in 1997 as Senior Vice President of Biology. Prior to joining Versicor, Dr. White was Vice President for Infectious Diseases at Bristol Myers Squibb from 1985 to 1997. Dr. White has also held research management positions at Lederle Laboratories, Glaxo Group Research in the United Kingdom, and Lepetit Research in Italy.

Statement on Corporate Governance

    The Board held nine meetings during 2000, and all of the directors attended at least 75% of the Board meetings and committee meetings of which they were members.

    The Board has established two standing committees to more fully address certain areas of importance to Versicor. The two committees of the Board are:

  •
  the Audit Committee; and

  •
  the Compensation Committee.

    The Audit and Compensation Committees are composed entirely of outside directors. The committees are currently composed of:

Name	Audit	Compensation
Timothy J. Barberich		X
James H. Cavanaugh, Ph.D.	X
Mark Leschly		X
Lori F. Rafield, Ph.D.	X	X
Christopher T. Walsh, Ph.D.[1]	X

1
Dr. Walsh replaced Thomas C. McConnell on the Audit Committee. Mr. McConnell resigned from our Board of Directors in December 2000 as a result of the change of his investing focus from healthcare to telecommunications.

    Audit Committee:  The Audit Committee examines accounting processes and reporting systems, assesses the adequacy of internal controls and risk management, reviews and approves Versicor's financial disclosures, and communicates with Versicor's independent accountants. The Audit Committee met once during 2000.

Report of the Audit Committee

    The Audit Committee of the Board has furnished the following report on Versicor's internal accounting controls and its independent accountants. This report will not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any filing of Versicor under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent Versicor specifically incorporates this information by reference therein and will not be deemed soliciting material or deemed filed under those Acts.

    The members of the Audit Committee have been appointed by the Board of Directors. The Audit Committee is governed by a charter (attached as Exhibit A) which was adopted at the December 9, 1997 meeting of the Board of Directors. The Audit Committee is comprised of three directors who meet the independence and experience requirements of the Nasdaq National Market.

    The Audit Committee has reviewed and discussed with management of Versicor and PricewaterhouseCoopers LLP, the independent accounting firm of Versicor, the audited financial statements of Versicor as of December 31, 1999 and 2000 and for each of the three years in the period ended December 31, 2000 (the "Audited Financial Statements"). In addition, we have discussed with PricewaterhouseCoopers LLP the matters required by Codification of Statements on Auditing Standards No. 61.

    The Audit Committee also has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, and we have discussed with that firm its independence from Versicor. We also have discussed with management of Versicor and PricewaterhouseCoopers LLP such other matters and received such assurances from them as we deemed appropriate.

    Management is responsible for Versicor's internal controls and the financial reporting process. PricewaterhouseCoopers LLP is responsible for performing an independent audit of Versicor's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

    Based on the foregoing review and discussions and a review of the report of PricewaterhouseCoopers LLP with respect to the Audited Financial Statements, and relying thereon, we have recommended to Versicor's Board of Directors the inclusion of the Audited Financial Statements in Versicor's Annual Report on Form 10-K for the year ended December 31, 2000.

    Submitted by the Audit Committee of the Board of Directors:

James H. Cavanaugh, Ph.D. (Chair) Lori F. Rafield, Ph.D. Christopher T. Walsh, Ph.D.

    Listed below are the fees related to services performed by PricewaterhouseCoopers LLP in 2000. The Audit Committee has determined that the provision of services, other than audit services, is compatible with maintaining PricewaterhouseCoopers LLP's independence.

Audit and Review Fees[1]	$64,450
Financial Information System Design and Implementation	0
All Other Fees[2]	386,175

Total	$450,625

1
Includes fees for the audit of Versicor's annual financial statements for fiscal 2000 and the reviews of the financial statements included in Versicor's quarterly reports on Form 10-Q, of which an aggregate amount of $15,750 had been billed through December 31, 2000.

2
Includes fees of $369,000 for services completed in connection with our initial public offering which closed in August 2000, fees of $13,500 for tax services and fees of $3,675 for services completed in connection with filing the registration statement on Form S-8 for our Employee Stock Purchase Plan.

    Compensation Committee:  The Compensation Committee reviews the compensation paid to executive officers and makes recommendations regarding changes in salary, profit sharing and yearly bonuses awarded to employees. This committee also administers the 1995 Stock Option Plan, the 1997 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan, including determining the stock option grants for employees, consultants, directors and other individuals. The Compensation Committee met once in 2000.

Report of the Compensation Committee

    The Compensation Committee of the Board has furnished the following report on employee compensation. This report will not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any filing of Versicor under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent Versicor specifically incorporates this information by reference therein and will not be deemed soliciting material or deemed filed under those Acts.

    The Compensation Committee of the Board is composed entirely of independent outside directors. The Compensation Committee is responsible for Versicor's general compensation policies and administers Versicor's various compensation plans, including its stock option plans and annual salary and bonus plans.

    Each year, the Compensation Committee reviews the compensation of Versicor's Chief Executive Officer and the other senior executive officers to assure that compensation is appropriately tied to performance and that salary and potential bonus compensation levels are appropriate. To focus and facilitate such review, the Compensation Committee developed the following compensation philosophy for Versicor:

  •
  executive compensation should be at or above the 50th percentile of pharmaceutical industry market levels to allow Versicor to attract and retain talented management;

  •
  annual variable compensation should reward the executives for achieving specific results which should lead to increased stockholder value;

  •
  the majority of variable compensation should be directly related to sustained increases in stockholder value;

  •
  supplemental benefits and perquisites that reward executives without regard to performance should be minimal; and

  •
  all employees of Versicor should be encouraged to think like stockholders.

    The compensation of the Chief Executive Officer and of Versicor's other senior executive officers is comprised of three primary components, as follows:

  •
  salary;

  •
  bonus; and

  •
  stock options.

    Salary is fixed at a competitive level to attract and retain qualified candidates. Bonuses are tied specifically to the performance of Versicor and/or individual contributions. Stock options are awarded in amounts we believe necessary to provide incentives for future performance, taking into account individual performance and length of service with Versicor. This mix of compensation elements places a significant portion of compensation at risk and emphasizes performance.

  Compensation of George F. Horner III, President and Chief Executive Officer

    Mr. Horner's salary and bonus for fiscal 2000 are consistent with the criteria described above and with the Compensation Committee's evaluation of his overall leadership and management of Versicor. Versicor made significant progress in 2000. Versicor completed its initial public offering on the Nasdaq National Market in August 2000. V-Echinocandin completed its Phase II clinical trials in 2000 and has begun Phase III status. Phase II trials are expected to begin for V-Glycopeptide within the first half of 2001. Our collaboration agreements have also been successful to date. Pharmacia Corporation increased its funding by 30% for our collaboration to pursue the discovery of second and third generation oxazolidinone product candidates. Biosearch Italia, S.p.A. increased the number of product libraries it is contributing to BIOCOR, our collaboration to optimize leads and identify product candidates, and Versicor achieved the second and third milestones in its collaboration with Novartis to discover and develop deformylase inhibitor antibiotic agents. Mr. Horner has continued to provide strategic direction to Versicor and to build the organization. Mr. Horner's compensation for 2000 is set forth in the Summary Compensation Table appearing on page 12.

  Summary

    The Compensation Committee believes that Versicor's compensation policy as practiced to date by the Compensation Committee and the Board has been successful in attracting and retaining qualified employees and in tying compensation directly to corporate performance relative to corporate goals. Versicor's compensation policy will evolve over time as Versicor attempts to achieve the many short-term goals it faces while maintaining its focus on building long-term stockholder value through technological leadership and development and expansion of the market for Versicor's products.

    No member of the Compensation Committee is a former or current officer or employee of Versicor, or is employed by a company whose board of directors includes a member of the management of Versicor.

Respectfully submitted,
Compensation Committee: Timothy J. Barberich Mark Leschly (Chair) Lori F. Rafield, Ph.D.

EXECUTIVE COMPENSATION

Compensation of Directors

    Directors who are also employees or officers of Versicor do not receive any additional compensation for their service on the Board. We reimburse our non-employee directors for expenses incurred in connection with attending board and committee meetings but do not compensate for their services as board or committee members. In the past, non-employee directors have been granted non-employee director options to purchase common stock of Versicor pursuant to the terms of the 1997 Equity Incentive Plan, and the Board continues to have discretion to grant options to new non-employee directors. Versicor anticipates that it will continue to grant options from time to time under the 1997 Equity Incentive Plan to non-employee directors.

Compensation of Executives

Security Ownership of Certain Beneficial Owners and Management

    The following table sets forth as of March 13, 2001 the names, addresses, and holdings of those persons known to us to be beneficial owners of more than 5% of our common stock, the names and holdings of each director and each nominee for director, the names and holdings of each executive officer named in the Summary Compensation Table and the holdings of all executive officers and directors as a group.

Name and Address of Beneficial Owner	Amount Beneficially Owned and Nature of Beneficial Ownership[1]	Percent of Class[2]
Healthcare Ventures V, L.P.[3] 44 Nassau Street Princeton, NJ 08542 Attn: Jeffrey Steinberg	2,588,737	11.2%
Sepracor Inc.[4] 111 Locke Drive Malboro, MA 01752 Attn: Timothy J. Barberich	1,885,393	8.2%
Apax Europe IV GP Co. Limited [5] PO Box 431 13-15 Victoria Road St. Peter Port, Guernsey Channel Islands GYI 32D	1,836,158	8.0%
APA Excelsior V, LP [6] 2100 Geng Road Palo Alto, CA 94303 Attn: Lori Rafield, Ph.D.	1,814,125	7.9%
Schroder Ventures International Life Sciences Fund II [7] c/o Schroder Venture Management, Ltd. 22 Church Street HM11 Hamilton Bermuda Attn: Nicola Lawson	1,624,294	7.0%
New Enterprise Associates VII, L.P. [8] 2490 Sand Hill Road Menlo Park, CA 94025 Attn: Thomas C. McConnell	1,208,155	5.2%
David V. Milligan, Ph.D9	97,487	*
George F. Horner III[10]	424,458	1.8%

Timothy J. Barberich[11]	1,900,734	8.2%
James H. Cavanaugh, Ph.D12	2,588,737	11.2%
Mark Leschly	—	*
Lori F. Rafield, Ph.D13	1,836,159	8.0%
Christopher T. Walsh, Ph.D14	86,935	*
Richard J. White, Ph.D15	256,754	1.1%
Dov A Goldstein, M.D.	—	*
Dinesh V. Patel, Ph.D16	81,365	*
Paul F. Truex[17]	50,781	*
All directors and executive officers as a group (11 persons)[18]	7,323,610	31.8%

*
Holdings represent less than 1% of all shares outstanding.

1
Except as provided with respect to certain shares held in trust with the person's spouse and as otherwise provided under state community property laws, Versicor believes that each of the stockholders named in this table has sole voting and investment power over the shares of common stock indicated.

2
Applicable percentages are based on 23,065,363 shares outstanding on March 13, 2001. All expressions of percentage assume that warrants and options exercisable within 60 days after March 31, 2001, if any, of the particular person or group in question, and no others, have been exercised.

3
Includes 145,868 shares issuable on the exercise of warrants. The warrant for 73,125 shares expires on December 9, 2002. The warrant for 72,743 shares expires on August 8, 2005. Healthcare Ventures LLC is general partner of Healthcare Ventures V, L.P and James H. Cavanaugh is president of Healthcare Ventures LLC. Mr. Cavanaugh disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in these shares.

4
Includes 76,250 shares issuable upon exercise of warrants that expire on December 9, 2002. Timothy J. Barberich is chief executive officer and chairman of the board of directors of Sepracor Inc. Mr. Barberich disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in these shares.

5
Dr. Stephen Thompson has voting and investment power of Apex Europe IV GP Co. Limited and disclaims his beneficial ownership of these shares, except to the extent of his pecuniary interest.

6
Lori Rafield, Ph.D is General Partner of Patricof & Co. Ventures, which is the general partner of APA Excelsior V, L.P. Dr. Rafield disclaims beneficial ownership of these shares, except to the extent of her pecuniary interest in these shares.

7
Nicola Lawson and Peter Everson are directors of Schroder Venture Managers Limited, which acts as manager of Schroder Ventures International Life Sciences Fund II. Ms. Lawson and Mr. Everson each disclaim beneficial ownership of his or her shares, except to the extent of his or her pecuniary interest in these shares.

8
Includes 51,999 shares issuable upon exercise of warrants that expire on August 8, 2005. Thomas C. McConnell is a general partner of New Enterprises Associates Venture Capital, which is the general partner of New Enterprises Associates VII, L.P. Mr. McConnell resigned from Versicor's Board of Directors in December 2000 as a result of the change in his focus from healthcare to telecommunications. Mr. McConnell disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in these shares.

9
Includes 74,987 shares underlying options that are exercisable within 60 days of March 31, 2001.

10
Includes 406, 958 shares underlying options that are exercisable within 60 days of March 31, 2001.

11
Includes 9,153 shares underlying options that are exercisable within 60 days of March 31, 2001. Also includes 1,809,143 shares owned by Sepracor Inc. and 76,250 shares issuable upon the exercise of warrants by Sepracor Inc. The warrants expire on December 9, 2002. Mr. Barberich is chief executive officer and chairman of the board of directors of Sepracor Inc. As such, he may be deemed to have voting and dispositive power over the shares held by Sepracor Inc. However, Mr. Barberich disclaims beneficial ownership of these shares to the extent of his pecuniary interest therein.

12
Includes 2,442,869 shares owned by HealthCare Ventures V, L.P. and 145,868 shares issuable upon the exercise of warrants by HealthCare Ventures V, L.P. The warrant for 73,125 shares expires on December 9, 2002. The warrant for 72,743 shares expires on August 8, 2005. Dr. Cavanaugh is president of HealthCare Ventures LLC. As such, he may be deemed to share voting and dispositive power over the shares held by HealthCare Ventures V, L.P. Dr. Cavanaugh disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

13
Includes 1,814,125 shares and 22,034 shares owned by APA Excelsior V, L.P. and Patricof Private Investment Club II, L.P., respectively. Dr. Rafield is General Partner of Patricof & Co. Ventures, which is the general partner of APA Excelsior V, L.P. As such, she may be deemed to have voting and dispositive power over the shares held by APA Excelsior V, L.P. and Patricof Private Investment Club II, L.P. However, Dr. Rafield disclaims beneficial ownership of these shares except to the extent of her pecuniary interest therein.

14
Includes 86,932 shares underlying options that are exercisable within 60 days of March 31, 2001.

15
Includes 125,500 shares underlying options that are exercisable within 60 days of March 31, 2001.

16
Includes 40,417 shares underlying options that are exercisable within 60 days of March 31, 2001.

17
Includes 50,781 shares underlying options that are exercisable within 60 days of March 31, 2001.

18
Includes 794,735 shares issuable upon exercise of options granted the directors and executive officers of Versicor that are exercisable on or within 60 days of March 31, 2001.

Summary Compensation Table

    The following table shows for the fiscal years ended December 31, 2000, 1999 and 1998, compensation awarded or paid to, or earned by, Versicor's chief executive officer and its other four most highly compensated executive officers (the "named executive officers") at December 31, 2000.

		Annual Compensation				Long-Term Compensation Awards
Other Annual Compensation ($)[1]
Name and Principal Position	Year	Salary ($)		Bonus ($)		Securities Underlying Options (#)[2]	All Other Compensation ($)
George F. Horner III, President and Chief Executive Officer	2000 1999 1998	271,300 249,615 225,000		75,000 71,625 65,000	— — —	— 457,956 —	— — 28,474
Richard J. White, Ph.D, Executive Vice President, and Chief Scientific Officer	2000 1999 1998	250,866 231,935 210,637		40,000 38,200 23,333	— — —	— 125,000 68,750	146,667 2,355 —	[3]
Dov A. Goldstein, M.D., Vice President Finance and Chief Financial Officer	2000 1999 1998	96,323 — —	[4]	15,000 — —	— — —	212,500 — —	— — —
Dinesh V. Patel, Ph.D, Vice President, Drug Discovery[5]	2000 1999 1998	202,207 192,406 155,587		32,810 19,280 97,500	— — —	— 52,173 25,000	— 6,078 —
Paul F. Truex, Vice President, Commercial Development[6]	2000 1999 1998	123,837 — —	[7]	— — —	— — —	187,500 — —	— — —

1
The amounts included in this column for each of the named executive officers do not include the value of certain perquisites which in the aggregate did not exceed the lower of $50,000 or 10% of each named executive officer's aggregate fiscal 1998, 1999 or 2000 salary and bonus compensation.

2
Unless otherwise noted, represents shares of stock underlying options granted under the Versicor Inc. 1997 Equity Incentive Plan Stock (the "1997 Plan"), as amended or the Versicor Inc. 1995 Stock Option Plan (the "1995 Plan"). There were no individual grants of stock options in tandem with stock appreciation rights ("SAR's") or freestanding SAR's made during the years ended December 31, 1998, 1999 or 2000 to the above-named executive officers.

3
Versicor issued a non-interest bearing promissory note to Richard White on May 15, 1997. The promissory note was in the original principal amount of $200,000 and was due on May 15, 2002. Versicor forgave the unpaid principal balance of the promissory note of $146,667 in 2000.

4
Based on annual salary of $205,000. Dr. Goldstein was hired on July 6, 2000.

5
Versicor issued a promissory note to Dinesh Patel on April 24, 1996. The promissory note is in the original principal amount of $100,000, bears interest at 5% per annum and principal and interest are payable on April 24, 2001. The promissory note is secured by a deed of trust on Mr. Patel's residence.

6
Versicor issued a non-interest bearing promissory note to Paul F. Truex on December 28, 2000. The promissory note is in the original principal amount of $300,000. The promissory note is to be forgiven over 4 years by $75,000 each year beginning on April 16, 2001. The promissory note is secured by a deed of trust on Mr. Truex's residence.

7
Based on annual salary of $190,000. Mr. Truex was hired on April 25, 2000.

Option Grant Table

    The following table presents additional information concerning the stock options shown in the Summary Compensation Table and granted to the named executive officers for fiscal year 2000:

	INDIVIDUAL GRANTS
		Percent of Total Options Granted to Employees in Fiscal Year 2000
					Potential Realizable Value At Assumed Annual Rates of Stock Appreciation for Option Term[3]
	Number of Securities Underlying Options Granted (#)[1]
			Exercise Price ($/Sh)[2]	Expiration Date
Name					5%	10%
George F. Horner III, President and Chief Executive Officer	—	—	—	—	—	—
Richard J. White, Ph.D, Executive Vice President and Chief Scientific Officer [6]	—	—	—	—	—	—
Dov A. Goldstein, M.D., Vice President Finance and Chief Financial Officer	212,500	23.5%	$4.72	June 1, 2010	$630,781	$1,598,524
Dinesh V. Patel, Ph.D, Vice President, Drug Discovery [7]	—	—	—	—	—	—
Paul F. Truex, Vice President, Commercial Development	187,500	20.7%	$4.72	April 6, 2010	$556,572	$1,410,462

1
During 2000, options were granted pursuant to the 1997 Plan. Options under the 1997 Plan vest 25% on the first anniversary of the grant date and then 1/36 per month thereafter, with full vesting occurring four years after the date of grant. Options under the 1997 Plan are non-transferable other than by will or the laws of descent and distribution. Each option is exercisable during the lifetime of the optionee only by the optionee. Options granted under the 1997 Plan must generally be exercised within 90 days after the end of optionee's status as an employee, director or consultant, within one year after such optionee's termination by disability, or within 18 months after such optionee's termination by death, but in no event later than the expiration of the option's term. The maximum term of options granted under the 1997 Plan is ten years. The aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all of our incentive plans) may not exceed $100,000 or the options or portion thereof which exceed such limit shall be treated as nonstatutory stock options. Pursuant to the 1997 Plan, shares subject to stock awards that have expired or otherwise terminated without having been exercised in full again become available for grant. The Board of Directors has the authority to amend or terminate the 1997 Plan. An optionee may be issued an option that provides that if the exercise price for such option is paid by delivering previously-owned shares, the optionee shall be entitled to an additional option for the number of shares delivered by the optionee in payment of the exercise price. The 1997 Plan provides that in the event of a merger of Versicor all options and other awards shall be assumed or substituted with an option or award issued by the acquiring company unless the Board determines in its sole discretion to accelerate vesting or remove any restrictions. The 1997 Plan is administered by the Compensation Committee of the Board of Directors.

2
Options were granted at an exercise price equal to the fair market value of our common stock, as determined by the Board of Directors on the date of grant.

3
The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC. We cannot provide any assurance to any executive officer or any other holder of our securities that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of our common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers. The potential realizable value is calculated by assuming that the fair value of our common stock on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. The potential realizable value computation is net of the applicable exercise price, but does not take into account applicable federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock.

Aggregated Option Exercises and Year-End Option Values

    The following table shows information for the named executive officers concerning:

  •
  exercises of stock options during 2000; and

  •
  the amount and values of unexercised stock options as of December 31, 2000.

			Number of Securities Underlying Options at December 31, 2000 (#)		Value of Unexercised In-the-Money Options at December 31, 2000 ($)[2]
	Shares Acquired on Exercise (#)
		Value Realized ($)[1]
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
George F. Horner III	—	—	333,521	405,229	2,734,051	3,305,531
Richard J. White, Ph.D	125,000	540,004	89,875	160,898	736,722	1,315,886
Dov A. Goldstein, M.D.	—	—	—	212,500	—	829,813
Dinesh V. Patel, Ph.D	33,447	144,491	28,177	61,503	23,130	503,150
Paul F. Truex	—	—	—	187,500	—	732,188

1
Based on the closing price of Versicor's common stock on the date of exercise minus the exercise price of the option.

2
Based on the closing price of Versicor's common stock on December 29, 2000 of $8.625 per share minus the exercise price of "in-the-money" options.

Related Party Transactions

    In January 1997, we entered a written consulting agreement with Dr. David V. Milligan, the Chairman of our Board of Directors. Under this consulting agreement, Dr. Milligan agreed to provide consulting and advisory services to us. We agreed to pay Dr. Milligan an annual fee of $100,000. The consulting agreement expired in December 1997, but has continued through mutual consent of Dr. Milligan and Versicor and, as a result, Versicor has paid Dr. Milligan $100,000 per year since 1998.

    In March 1998, we entered into a written scientific agreement with Dr. Christopher Walsh, a member of our Board of Directors. Under this scientific agreement, Dr. Walsh agreed to provide consulting and advisory services to us. We agreed to pay Dr. Walsh an annual fee of $50,000 plus an annual laboratory gift of $50,000 in 1998 and $25,000 annually thereafter. This agreement expired in January 2001 but has continued through mutual consent of Dr. Walsh and Versicor.

    In May 1997, we received a non-interest bearing promissory note from Dr. Richard White, our Executive Vice President and Chief Scientific Officer. The promissory note was in the original principal amount of $200,000 and was due on May 15, 2002. We forgave the unpaid principal balance of the promissory note of $146,667 in 2000.

    In April 1996, we issued a promissory note to Dr. Dinesh Patel, our Vice President, Drug Discovery. The promissory note is in the original principal amount of $100,000 and bears interest at 5% per annum, payable on April 24, 2001. The promissory note is secured by a deed of trust on Mr. Patel's residence.

    In December 2000, we issued a non-interest bearing promissory note to Paul F. Truex, our Vice President, Commercial Development. The promissory note is in the original principal amount of $300,000. The promissory note is to be forgiven over 4 years by $75,000 each year beginning on April 16, 2001. The promissory note is secured by a deed of trust on Mr. Truex's residence.

Change of Control Agreements

    In July 2000, Versicor entered employment agreements with George Horner, Richard White, Dov Goldstein, Dinesh Patel, Paul Truex, Mikhail Gordeev, Joaquim Trias and Zhengyu Yuan. In December 2000, Versicor entered an employment agreement with Timothy Henkel, Versicor's new Chief Medical Officer. The employment agreements terminate after three years from their respective commencement dates; however, each employment agreement contains an automatic renewal provision in which the employment agreement renews for three years on each anniversary of the employment agreement unless Versicor gives notice to the employee at least 60 days prior to the renewal date that the employment agreement will not be extended. The employment agreements provide for participation in all bonus, incentive, savings and retirement and benefit plans offered generally to Company employees, among other terms and conditions.

    If Versicor terminates the employee other than for death, disability or cause, the employee will receive payments equal to two times the sum of his highest annual base salary for the prior three years, plus the largest amount of bonuses received during any one calendar year. If a change in control of Versicor occurs and within two years after the change in control the employee is terminated without cause or resigns for good reason, then the employee will receive payments equal to two times the sum of his highest annual base salary for any one of the prior three years, plus the largest amount of bonuses received during any one calendar year.

Compensation Committee Interlocks and Insider Participation

    Timothy J. Barberich, Mark Leschly and Lori F. Rafield, Ph.D. each served as members of the Compensation Committee during 2000. None of the members of the Compensation Committee are officers or employees, or former officers or employees, of Versicor. No interlocking relationship exists between the members of the Board or the Compensation Committee and the board of directors or Compensation Committee of any other company, nor has any such interlocking relationship existed in the past.

Performance Graph

    The stock price performance depicted in the following graph is not necessarily indicative of future price performance. This graph will not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any filing by Versicor under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent Versicor specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or deemed filed under those Acts.

    The following graph shows a comparison of total stockholder return for holders of Versicor's common stock from August 3, 2000, the date Versicor's common stock first traded on Nasdaq, through

March 31, 2001 compared with the Nasdaq Composite Index and the Nasdaq Biotechnology Index. This graph is presented pursuant to SEC rules. Versicor believes that while total stockholder return can be an important indicator of corporate performance, the stock prices of biopharmaceutical stocks like that of Versicor are subject to a number of market-related factors other than company performance, such as competitive announcements, drug discovery and commercialization, mergers and acquisitions in the industry, the general state of the economy, and the performance of other biopharmaceutical stocks.

Result of $100 invested on August 3, 2000 in stock or in the indices, assuming reinvestment of dividends

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

    Based on a review of forms filed, Paul Truex filed one late report on Form 4 with respect to a stock purchase transaction. Versicor believes that other SEC filings of its officers, directors and 10% stockholders complied with the requirements of Section 16 of the Securities and Exchange Act during 2000.

Exhibits to Annual Report on Form 10-K

    If any person who was a beneficial owner of common stock of Versicor on the record date for the 2001 Annual Meeting desires additional information, a copy of the exhibits to Versicor's Report on Form 10-K will be furnished upon written request. The request should identify the person requesting the exhibits as a stockholder of Versicor as of April 16, 2001 and should be directed to Dov A. Goldstein, M.D., Vice President, Finance and Chief Financial Officer, Versicor Inc., 34790 Ardentech Court, Fremont, California 94555

By Order of the Board of Directors,

Fremont, California
April 25, 2001

EXHIBIT A

VERSICOR INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Purpose:

  1.
  The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Versicor Inc., a Delaware corporation ("Versicor"), shall be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of Versicor, to provide to the Board the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide such additional information and materials as it may deem necessary to make the Board aware of significant financial matter which require the Board's attention.

Composition:

    The Committee will be comprised of two or more members of the Board. The members of the Committee and its Chairman will be appointed by and serve at the discretion of the Board.

Functions and Authority:

    The operation of the Committee shall be subject to the provisions of the Bylaws of Versicor, as in effect from time to time, and to Section 141 of the Delaware General Corporation Law. The Committee shall have the full power and authority to carry out the following responsibilities:

  1.
  to recommend annually to the full Board a firm of certified public accountants to be employed by Versicor as its independent auditors for the ensuing year;

  2.
  to review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefor, and all other matters the Committee deems appropriate;

  3.
  to have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by Versicor in preparing its financial statements, including, without limitation, the policies for recognition of revenues in financial statements;

  4.
  to review with management and the independent auditors, upon completion of their audit, financial results for the year, as reported in Versicor's financial statements, or other disclosures;

  5.
  to assist and interact with the independent auditors in order that they may carry out duties in the most efficient and cost-effective manner;

  6.
  to evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and to elicit the comments of management regarding the responsiveness of the independent auditors to Versicor's needs;

  7.
  to review Versicor's balance sheet, profit and loss statement and statements of cash flows and stockholders' equity for each interim period, and any changes in accounting policy that have occurred during the interim period;

A-1

  8.
  to review and approve all professional services provided to Versicor by its independent auditors and consider the possible effect of such services on the independence of such auditors;

  9.
  to consult with the independent auditors and discuss with Company management the scope and quality of internal accounting and financial reporting controls in effect;

  10.
  to investigate, review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board or otherwise between (a) Versicor and (b) any employee, officer or member of the Board of Versicor, or any affiliates of the foregoing; and

  11.
  to perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

Meetings:

    The Committee will hold at least two regular meetings per year and additional meetings as the Chairman or Committee deem appropriate. The President, Chief Executive Officer and Chief Financial Officer of Versicor may attend any meeting of the Committee, except for portions of the meetings where their presence would be inappropriate, as determined by the Committee Chairman.

Minutes and Reports:

    Minutes of each meeting shall be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of Versicor. The Chairman of the Committee shall report to the Board from time to time, or whenever so requested by the Board.

A-2

YOUR VOTE IS IMPORTANT
PLEASE SIGN, DATE AND RETURN
YOUR PROXY CARD
IN THE ENVELOPE PROVIDED
AS SOON AS POSSIBLE

VERSICOR INC.
34790 Ardentech Court
Fremont, California 94555

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints George F. Horner III and Dov A. Goldstein, M.D. as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Versicor Inc. held of record by the undersigned on April 16, 2001, at the Annual Meeting of Stockholders to be held on June 7, 2001 and at any adjournment or postponement thereof.

(Continued on reverse side)

/x/	Please mark your votes as in this example.
	FOR ALL nominees listed at right (except as indicated to the contrary below)	WITHHOLD AUTHORITY for all nominees listed at right				FOR	AGAINST	ABSTAIN
1. Election of Directors:	/ /	/ /	Nominees: Timothy J. Barberich Mark Leschly	2.	Ratify the appointment of PricewaterhouseCoopers LLP as independent auditors.	/ /	/ /	/ /
INSTRUCTION: To withhold authority to vote for an individual nominee,
write that nominee's name in the space provided below:				3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponment thereof.
				THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

				All other proxies heretofore given by the undersigned to vote shares of stock of Versicor Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment or postponement thereof, are hereby expressly revoked.
				PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.
Signature	Signature	Date:	, 2001
NOTE:
Please date this Proxy and sign it exactly as your name or names appear above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.

QuickLinks

NOTICE OF ANNUAL MEETING
TABLE OF CONTENTS
QUESTIONS AND ANSWERS
PROPOSALS YOU MAY VOTE ON
THE BOARD OF DIRECTORS
  Nominees for Directors
  Continuing Directors
  Statement on Corporate Governance
  Report of the Audit Committee
  Report of the Compensation Committee
EXECUTIVE COMPENSATION
  Compensation of Directors
  Compensation of Executives
  Security Ownership of Certain Beneficial Owners and Management
  Summary Compensation Table
  Option Grant Table
  Aggregated Option Exercises and Year-End Option Values
  Related Party Transactions
  Change of Control Agreements
  Compensation Committee Interlocks and Insider Participation
  Performance Graph
OTHER MATTERS
  Section 16(a) Beneficial Ownership Reporting Compliance
  Exhibits to Annual Report on Form 10-K
EXHIBIT A VERSICOR INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
  Purpose:
  Composition:
  Functions and Authority:
  Meetings:
  Minutes and Reports: